Evolus Announces Preliminary Unaudited Fourth Quarter
and Full-Year 2025 Net Revenue

Provides 2026 Net Revenue Guidance and Maintains Projection for Full-Year 2026 Profitability1

•Preliminary Unaudited Net Revenue of $88.6 Million to $90.6 Million for the Fourth Quarter 2025, Representing 12% to 15% Growth Over the Prior Year; Company Reaffirms an Important Milestone of Positive Non-GAAP Operating Income of $5 Million to $7 Million for Q4 2025

•Preliminary Unaudited Net Revenue of $295.5 Million to $297.5 Million for the Full-Year 2025, Representing 11% to 12% Growth Over the Prior Year

•2026 Net Revenue Guidance of $327.0 Million to $337.0 Million, Which Represents 11% to 13% Growth from Preliminary Unaudited 2025 Results; Company Remains on Track to Achieve Sustainable Annual Profitability1 Beginning in 2026

•Updates 2028 Long-Term Financial Outlook to Reflect Total Net Revenue of $450 Million to $500 Million, Representing a Three-Year CAGR of 15% to 19%, and Non-GAAP Operating Income Margins of 13% to 15% for 2028

NEWPORT BEACH, Calif., January 9, 2026 – Evolus, Inc. (NASDAQ: EOLS), a global performance beauty company with a focus on building an aesthetic portfolio, today announced its preliminary, unaudited net revenue for the fourth quarter and full-year ended December 31, 2025. The preliminary unaudited results described in this press release are based on the most current information available to management and are subject to change until the audit of the company’s 2025 financial results is completed and the company reports its full financial results for the fourth quarter and full-year 2025, which is anticipated to occur in early March 2026.

“The preliminary results for the fourth quarter and full-year 2025 highlight our sixth consecutive year of double-digit growth and demonstrate our ability to continue gaining market share in a challenging environment,” said David Moatazedi, President and Chief Executive Officer of Evolus. “Last year was pivotal for Evolus as we further diversified our business through the introduction of our second product line, accelerated our international expansion, and delivered strong commercial execution across our portfolio. These efforts reinforced the strength of our performance beauty strategy and enabled us to achieve profitability1 in the fourth quarter of 2025.”

“As we look ahead, our 2026 outlook reflects a measured return to market growth as we continue to increase penetration in the U.S. and expand our portfolio internationally,” Moatazedi continued. “Our growth outlook and disciplined spend will drive improved profitability1 as we scale. We have recalibrated our long-term financial targets to reflect growing market share against a more conservative market growth outlook, while maintaining our confidence in our ability to continue to deliver above-market growth and meaningful profitability1 going forward. Importantly, this outlook assumes a return to more normalized market growth conditions over time. With a growing customer base and scalable global infrastructure, we believe we are well-positioned to drive durable growth and long-term value creation.”

Preliminary Unaudited 2025 Results

•Total net revenues for the fourth quarter of 2025 are expected to be between $88.6 million and $90.6 million, a 12% to 15% increase over the fourth quarter of 2024, driven by higher volumes across all products. The company reaffirms positive non-GAAP operating income of $5 million to $7 million for the fourth quarter of 2025.
•Total net revenues for full-year 2025 are expected to be between $295.5 million and $297.5 million, an 11% to 12% increase over full-year net revenues in 2024. Evolysse™ injectable hyaluronic acid (HA) gels contributed approximately 8% of total revenue for the full-year 2025.
•As of December 31, 2025, the company had cash and cash equivalents of $53 million compared to $43.5 million on September 30, 2025, reflecting strong sales growth, cash collections, and prudent expense management.

Guidance and Select Milestones

•Total net revenues for 2026 are projected to be between $327 million and $337 million, which represents 11% to 13% growth from preliminary unaudited 2025 results.
•Evolysse™ and Estyme® injectable HA gels are anticipated to contribute 10% to 12% of total revenue for the full-year 2026, reflecting:
◦U.S. commercialization of Evolysse™ Form and Evolysse™ Smooth;
◦The anticipated commercial launch of Estyme® in Europe; and
◦No revenue contribution from Evolysse™ Sculpt, as regulatory approval is anticipated in the fourth quarter of 2026.
•The company expects to achieve sustainable annual profitability1 beginning in 2026.
•2028 long-term financial outlook reflecting total net revenue between $450 million and $500 million, representing a three-year CAGR of 15% to 19%, and non-GAAP operating income margins of 13% to 15% for 2028, which reflects:
◦A recalibrated U.S. market outlook, reflecting current market conditions and a more conservative near-term growth environment;
◦Strengthened market share, driven by continued outperformance, portfolio expansion, and commercial execution; and
◦International business performance remaining on track, supported by continued execution across existing markets and the anticipated commercial launch of Estyme® in Europe.

About Evolus, Inc.

Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics anchored by our flagship products: Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, and Evolysse™, a collection of unique injectable hyaluronic acid (HA) gels. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 “Profitability” is not a measure presented in accordance with GAAP. Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. See “Use of Non-GAAP Financial Measures” below for more information on the company’s use and definitions of non-GAAP measures.

Use of Non-GAAP Financial Measures

Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes references to non-GAAP operating income and non-GAAP operating income margin which each exclude (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, (iii) depreciation and amortization and (iv) restructuring costs. Management believes that disclosure of non-GAAP operating income and non-GAAP operating income margin enables investors to assess the company in the same way that management assesses the company’s operating performance against comparable companies with conventional accounting methodologies. The company’s definitions of non-GAAP operating income and non-GAAP operating income margin have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered superior to and are not intended to be considered in isolation or as a substitute for GAAP financial measures. Due to the forward-looking nature of the non-GAAP operating income and non-GAAP operating income margin outlook disclosed in this press release, a reconciliation of such non-GAAP measures to the comparable GAAP financial measures is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on the company’s GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to the anticipated launch of Estyme in Europe; the company’s market growth and market share; expectations of regarding the economic environment; the company’s financial outlook for 2026 and beyond, including the assumptions therein; and the company’s expectations and timing for achieving continued profitability. Additionally, the preliminary estimates of unaudited financial results as of and for the quarter and year ended December 31, 2025 are forward-looking statements and may differ materially from actual results. These estimates should not be viewed as a substitute for full interim or annual financial statements prepared in accordance with GAAP. Accordingly, you should not place undue reliance on this preliminary information. The preliminary financial information has been prepared by, and is the responsibility of, the company’s management.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions including trade disputes and tariffs and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ Hyaluronic Acid (HA) gels in the U.S. and Estyme ® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse™ or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse™ HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the Securities and Exchange Commission on November 5, 2025. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

Jeuveau® (known as Nuceiva® outside the United States) and Evolysse™ (known as Estyme® outside the United States) are referred to throughout this press release by their U.S. trade names for convenience.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com
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